UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Redwood Enhanced Income Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56413	88-0824777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 26th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 970-1400

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As discussed in the definitive proxy statement of Redwood Enhanced Income Corp. (the “Company”), filed with the Securities and Exchange Commission on September 19, 2022 (the “Proxy Statement”), the Company held a special meeting of stockholders (the “Special Meeting”) to approve an amended and restated investment advisory agreement (the “New Agreement”) between the Company and Redwood Capital Management, LLC (the “Adviser”). The Company’s stockholders approved the New Agreement at the Special Meeting.

The New Agreement provides for a quarterly base management fee, in arrears, equal to 0.375% (i.e., 1.50% annually) of the Company’s Weighted Average Net Asset Value for the quarter; provided that the quarterly base management fee will be decreased to 0.25% (i.e., 1.00% annually) of the value of the Company’s Weighted Average Net Asset Value during any extension of the period in which the Company may complete the listing of shares of the Company’s common stock on a national securities exchange or a merger or other transaction in which investors receive cash or shares of a publicly-listed issuer. “Weighted Average Net Asset Value” means, at the time of any calculation, the weighted average shares outstanding multiplied by the average of the beginning net asset value per share and ending net asset value per share (prior to management and incentive fees) of a period of time.

Previously, the base management fee was calculated based on the value of the Company’s net assets excluding cash and cash equivalents at the end of the two most recently completed calendar quarters. The New Agreement makes no other changes to the calculation of the base management fee or the incentive fee or the services to be provided.

Unless terminated earlier as described below, the New Agreement will continue in effect for an initial term of two years from its effective date. Thereafter, it will remain in effect if approved annually by the Company’s Board of Directors, or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, including, in either case, approval by a majority of the Company’s Independent Directors. The New Agreement may not be assigned by either party without the consent of the other party. The New Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other.

For additional information concerning the terms of the New Agreement, please see the Proxy Statement.

Item 1.01. Entry into a Material Definitive Agreement.

As described above in the Introductory Note, on September 30, 2022, the Company entered into the New Agreement with the Adviser. The description of the New Agreement set forth in the Introductory Note is incorporated herein by reference, and a copy of the New Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Special Meeting was called to order on September 30, 2022. There were present at the Special Meeting, in person or by proxy, stockholders holding an aggregate of 8,169,645.81 shares of the Company’s common stock, out of a total of 8,304,341.32 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting.  As described in the Introductory Note, the Company’s stockholders approved the New Agreement.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
8,169,645.81	0	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Investment Advisory Agreement, dated September 30, 2022, between the Company and the Adviser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD ENHANCED INCOME CORP.

Date: October 6, 2022	By:	/s/ Sean Sauler
Name: Sean Sauler Title: Co-President